Exhibit 32.1

CERTIFICATION PURSUANT TO RULE 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934,

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), James Chu, Chief Executive Officer of ViewSonic Corporation (the "Company"), and James A. Morlan, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.  The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2005, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) of the Exchange Act; and

2.  The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 13, 2005

In Witness Whereof, the undersigned have set their hands hereto as of the 13th day of May 2005.

/s/ James Chu	/s/ James A. Morlan
James Chu	James A. Morlan
Chief Executive Officer	Chief Financial Officer

A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), has been provided to ViewSonic Corporation and will be retained by ViewSonic Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of ViewSonic Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of the Form 10-Q, irrespective of any general incorporation language contained in such filing.